Exhibit 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Main Fax	212.407.4000 212.407.4990

January 8, 2025

DIH Holding US, Inc.

77 Accord Park Drive, Suite D-1

Norwell, MA 02061

Re: Sale of Securities registered pursuant to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to DIH Holding US, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1, as amended (File No. 333-283853) (the “Registration Statement”). The Company has retained Maxim Group, LLC to act as exclusive placement agent to use its reasonable best efforts to solicit offers for the purchase of up to $10 million of the following securities covered by the Registration Statement (the “Securities”), which are to be offered and sold directly by the Company pursuant to that certain securities purchase agreement between the Company and each purchaser party thereto (the “Securities Purchase Agreement”):

i.	units (the “Units”), each consisting of one share of class A common stock, par value $.0001 per share (“Class A Common Stock”), or at the option of such purchaser, one pre-funded warrant to purchase one share of Class A Common Stock (each, a “Pre-Funded Warrant”) in lieu thereof, and one Class A Warrant (“Class A Warrant”) to purchase one share of Class A Common Stock;

ii.	shares of Class A Common Stock underlying the Pre-Funded Warrants (“Pre-Funded Warrant Shares”); and

iii.	shares of Class A Common Stock underlying the Class A Warrants (“Class A Warrant Shares”).

We understand that the Securities will be issued to purchasers participating in the Offering pursuant to the Securities Purchase Agreement and in the manner described in the Registration Statement. In addition, we understand that Continental Stock Transfer & Trust Company (the “Warrant Agent”) will serve as the warrant agent for the Warrants and Pre-Funded Warrants pursuant to a warrant agency agreement with the Company, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agency Agreement”).

DIH Holding US, Inc. January 8, 2025 Page 2

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Securities Purchase Agreement, Class A Warrants, Pre-Funded Warrants, Placement Agency Agreement and Warrant Agency Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Placement Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Placement Agency Agreement and that the Placement Agency Agreement will be a valid and binding obligation of the Placement Agent, (c) the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agency Agreement, and that the Warrant Agency Agreement will be a valid and binding obligation of the Warrant Agent, (d) there will not have occurred, prior to the date of the issuance of the Class A Warrant Shares or Pre-Funded Warrant Shares: (i) any change in law affecting the validity or enforceability of the Class A Warrants or Pre-Funded Warrants, or (ii) any amendments to the Transaction Documents, (e) at the time of the issuance and sale of the Securities: (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and (iv) the Company will receive consideration in excess of par value for the issuance of the Shares, Class A Warrant Shares and Pre-Funded Warrant Shares, (f) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (g) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and in the prospectus forming a part thereof; and (h) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. the Units have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Securities Purchase Agreement and in the manner described in the Registration Statement, will be valid and legally binding obligations of the Company;

2. the shares of Class A Common Stock comprising the Units have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Securities Purchase Agreement and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

DIH Holding US, Inc. January 8, 2025 Page 3

3. the Class A Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Securities Purchase Agreement and the Warrant Agency Agreement, will be validly issued and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

4. the Class A Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Class A Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Class A Warrants and the Warrant Agency Agreement, will be validly issued, fully paid and non-assessable;

5. the Pre-Funded Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Securities Purchase Agreement and the Warrant Agency Agreement, will be validly issued and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

6. the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Pre-Funded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Pre-Funded Warrants and the Warrant Agency Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law, consent to jurisdiction and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury or defense; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct. No opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

The opinions expressed herein are limited exclusively to (i) the applicable provisions of the Delaware General Corporation Law, and (ii) the laws of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP